UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Soliciting Materials Pursuant to Section 240.14a-12

FORWARD INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

TERENCE BERNARD WISE HOWARD MORGAN MICHAEL LUETKEMEYER ERIC FREITAG SANGITA SHAH N. SCOTT FINE DARRYL KEYS
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Terence Bernard Wise, together with the other participants named herein (“The Forward Thinking Group”), filed a definitive proxy statement and GOLD proxy card with the Securities and Exchange Commission (the “SEC”) on December 8, 2014 to be used to solicit votes for the election of his director nominees at the 2014 annual meeting of stockholders (the “Annual Meeting”) of Forward Industries, Inc. (“Forward” or the “Company”), a New York corporation.

On December 26, 2014, Mr. Wise issued the following press release:

WISE HAILS STRONG SHAREHOLDER AND EMPLOYEE SUPPORT FOR WISE VISION FOR FORWARD’S FUTURE

•	Urges Continued Support By Voting on GOLD Card

•	Highlights Johnson's Lack of Strategy for Forward's Business

SAFFRON WALDEN, Essex, UK, December 26, 2014 – Terence Bernard Wise, the largest shareholder and member of the board of directors of Forward Industries, Inc. (NASDAQ: FORD), issued a statement today hailing the substantial support shareholders and employees have been demonstrating for his nominees and confronting Forward's entrenched Board of Directors on its continued misrepresentations:

“I have been overwhelmed by the enthusiasm of shareholders’ engagement and their wholehearted support for our proactive and growth-oriented vision for Forward.  I am also very pleased by the outpouring of support from Forward's employees, including key members of its sales force, who have fully endorsed my strategic objectives for Forward.  We have also received support from ISS and Glass Lewis, the two leading proxy advisory firms, who have recommended shareholders vote on our GOLD proxy card.  I fully stand behind my five exceptional nominees to Forward’s Board and am very excited about the fresh perspective and value they can deliver for Forward’s shareholders.  I am certain that working together, we will be able to provide Forward with the bright future it deserves.  However, make no mistake – the fight is not over, and our job is not done.  Please continue to voice your support and vote using the GOLD proxy card.

Unfortunately, once again I am compelled to respond to recent assertions made by Mr. Johnson and his associates  in a feeble attempt to muddy the waters.  Mr. Johnson’s inflamed rhetoric merits no direct response, and Forward’s shareholders have by now become accustomed to his empty and often contradictory words, along with his undignified maligning of my nominees and business associates.  Shareholders now recognize that Mr. Johnson  resorts to such tactics because he has no strategic vision for Forward’s business.  All he can offer is speculative M&A, including by selling the existing business, leveraging the company to the hilt and embarking on an entirely different business venture.  The regrettable fact is Mr. Johnson does not have a strategy for Forward – he only has a strategy for himself.

Mr. Johnson’s claims that he approached me with an offer to buy Forward multiple times are flatly incorrect.  Mr. Johnson has only informally approached me once, offering a sale of all Forward's assets to leave Forward as a public company shell intended to fund his M&A pipe dreams.  In addition, just this week Mr. Johnson presented a second offer to me pleading for an additional nine-months for him and his directors to shop and sell Forward's assets.  For some reason, Mr. Johnson seems to believe that the business of a company should change to suit the experience and interests of its chairman and appointed managers.  What Mr. Johnson fails to recognize is that Forward is not his private M&A shell vehicle – it is a long-standing public company with customers, suppliers, employees and shareholders.  If the chairman, directors and managers of the company do not have the experience and interest to effectively manage these customers, suppliers and employees in the service of its shareholders, then the answer is to change the chairman, directors and managers and not the company's business.

I have articulated a strong plan for Forward's future building off my years of relevant business experience,  leveraging the unique skills of my nominees and supporting the talents of our employees to manage our suppliers and meet the needs of our customers and shareholders.  Mr. Johnson has not and cannot do the same.  He and his nominees have neither the experience nor the interest to manage Forward's business effectively.

I urge you to review the materials posted at www.innisfreema.com/Forward to learn the truth about Mr. Johnson and his associates’ entrenchment tactics and ruinous plans for Forward.  Mr. Johnson and his associates represent the basest of opportunistic hedge fund behavior and have continually employed aggressive and deceptive tactics in an attempt to secure their control and continue their exploitation of Forward for its funds and resources.  They have only promoted strategies that, if implemented, entail selling Forward for scraps.

My nominees intend to implement a strategy that actually invests in Forward’s future, streamlining our operations, growing our core business, and strengthening our corporate governance and transparency.  We believe that Forward can become a market leader in its core business.  We believe in an accretive M&A strategy that reinforces our existing business and does not supplant it.  We believe shareholders invested in Forward for its business and industry and that they deserve proactive and dedicated leadership.  I am certain that our vision will enhance shareholder value and grow Forward into the business it can become.

We must stand up and reclaim our company.  Protect your investment.  Time is short, and your vote is important.  Vote the GOLD proxy card today for my five board nominees, who have demonstrated exceptional accomplishments in the key areas required to unlock substantial value at Forward and provide the leadership Forward’s shareholders deserve.  As always, I welcome your feedback and collaboration in our campaign to reclaim Forward’s future at this critical juncture in its history.”

ADDITIONAL INFORMATION:

Terence Bernard Wise, together with the other participants named herein, has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of his director nominees at the 2014 annual meeting of stockholders of Forward Industries, Inc. (“Forward”), a New York corporation.

FORWARD STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT, AS IT CONTAINS IMPORTANT INFORMATION.  SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO INNISFREE M&A INCORPORATED TOLL-FREE AT (888) 750-5834 (BANKS AND BROKERS MAY CALL COLLECT AT (212) 750-5833).

The Participants in the proxy solicitation are Terence Bernard Wise, Howard Morgan, Michael Luetkemeyer, Eric Freitag, Sangita Shah, N. Scott Fine and Darryl Keys (collectively, the “Participants”).

As of the date hereof, Mr. Wise beneficially owns 1,608,541 shares of the Company’s common stock, constituting approximately 19.0% of the class. As of the date hereof, Mr. Morgan beneficially owns 25,000 shares of the Company’s common stock.

Contact:

Innisfree M&A Incorporated

Scott Winter, 212-750-5833